Exhibit 4.1

                              LTC PROPERTIES, INC.

                       ARTICLES SUPPLEMENTARY CLASSIFYING
                        AN ADDITIONAL 2,640,000 SHARES OF
                     8% SERIES F CUMULATIVE PREFERRED STOCK

                  LTC   Properties,    Inc.,   a   Maryland   corporation   (the
"Corporation"), certifies to the Maryland State Department of Assessments and Taxation (the "Department") that:

                  FIRST: By Articles Supplementary filed with the Department on February 19, 2004 (the "February 19, 2004 Articles Supplementary"), the Corporation classified 4,000,000 shares of its authorized but unissued Preferred Stock, par value $.01 per share ("Preferred Stock"), as a separate series of Preferred Stock designated as "8% Series F Cumulative Preferred Stock" (the "Series F Preferred Stock"), and set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such Series F Preferred Stock, all as set forth in the February 19, 2004 Articles Supplementary.

                  SECOND: The Board of Directors of the Corporation (the "Board of Directors"), by unanimous written consent dated February 17, 2004, and a duly appointed committee of the Board of Directors (the "Preferred Stock Terms Committee"), by unanimous written consent dated February 18, 2004, pursuant to the authority conferred on the Preferred Stock Terms Committee by the Board of Directors, adopted resolutions which authorized the issuance of 4,000,000 shares of Series F Preferred Stock.

                  THIRD: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article SEVENTH of the Corporation's Articles of Amendment and Restatement filed with the Department on August 3, 1992, as amended and supplemented (the "Charter"), and Section 2-105 of the Maryland General Corporation Law ("MGCL"), the Board of Directors, by unanimous written consent dated July 15, 2004, and the Preferred Stock Terms Committee, by unanimous written consent adopted on July 15, 2004, pursuant to the authority conferred on the Preferred Stock Terms Committee by the Board of Directors, adopted resolutions which classified 2,640,000 shares of authorized but unissued Preferred Stock as additional shares of Series F Preferred Stock, having the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions as set forth in the February 19, 2004 Articles Supplementary, and authorized the issuance of up to 2,640,000 of such additional Series F Preferred Stock.

                  FOURTH: The additional 2,640,000 shares of Series F Preferred Stock have been classified and designated by the Board of Directors, and the Preferred Stock Terms Committee, under the authority contained in the Charter, such that the additional 2,640,000 shares of Series F Preferred Stock, combined with the 4,000,000 shares of Series F Preferred Stock classified in the February 19, 2004 Articles Supplementary, will comprise one and the same series of Preferred Stock of the Corporation.

                  FIFTH: These Articles Supplementary have been approved by the Board of Directors, and the Preferred Stock Terms Committee, pursuant to the authority conferred upon the Preferred Stock Terms Committee by the Board of Directors, in the manner and by the vote required by law. No stockholder of the Corporation has any voting rights with respect to these Articles Supplementary.

                  SIXTH: The total number of shares of Preferred Stock that the Corporation has authority to issue is 15,000,000 shares. Immediately prior to the adoption of the July 15, 2004 resolutions by the Preferred Stock Terms Committee, and the filing of these Articles Supplementary, the total number of shares of Preferred Stock of the Corporation classified as Series F Preferred Stock was 4,000,000 shares. Immediately following the adoption of the July 15, 2004 resolutions by the Preferred Stock Terms Committee, and the filing of these Articles Supplementary, the total number of shares of Preferred Stock of the Corporation classified as Series F Preferred Stock is 6,640,000 shares.

                  SEVENTH: The undersigned Chairman of the Board of Directors, President and Chief Executive Officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chairman of the Board of Directors, President and Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.



















                            [Signature Page Follows]

         IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Chairman of the Board, President and Chief Executive Officer and attested to by its Corporate Secretary on this 15th day of July, 2004.

ATTEST:                           LTC PROPERTIES, INC.



/s/ Alex J. Chavez                By: /s/ Andre C. Dimitriadis
---------------------------       -------------------------------------------
Name:  Alex J. Chavez             Name:  Andre C. Dimitriadis
Title:  Corporate Secretary       Title: Chairman of the Board, President and
                                         Chief Executive Officer




                                                           [CORPORATE SEAL]

                                      S-1